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                                                                EXHIBIT 99.4

[Building One logo appears here]                PRESS RELEASE
                                                -------------



For immediate release -- April 6, 1999          Release No.    99-008

BUILDING ONE SERVICES CORPORATION
(NASDAQ - "BOSS")                               Company
                                                Contact:  Timothy Clayton
                                                          Building One Services
                                                          Corporation
                                                          202-261-6000
                                                          tclayton@buyr.com
                                                Media
                                                Contact:  Bill Snethen
                                                          RMR & Associates
                                                          301-217-0009 ext. 34
                                                          bsnethen@rmr.com


             BUILDING ONE SERVICES CORPORATION ANNOUNCES MAILING
             OF TENDER OFFER DOCUMENTS;EXTENDS EXPIRATION DATE TO
                                 APRIL 22, 1999


Washington, DC (April 6, 1999) -- Building One Services Corporation (NASDAQ:
BOSS) announced that it has commenced today the mailing of its Supplement to the Offer to Purchase relating to its tender offer for up to 25.5 million shares of its outstanding common stock and shares underlying stock options with exercise prices below $22.50. The offer is conditioned upon, among other things, the receipt of the proposed financing and the valid tender of at least 21.0 million shares. The expiration date has also been extended to 11:59 p.m., New York City time, on April 22, 1999, unless further extended.

As previously disclosed, the tender offer is expected to be funded with cash on the Company's balance sheet, $200 million in bond financing, $100 million from the purchase of convertible notes by an affiliate of Apollo Management L.P. and borrowings under a proposed $350 million revolving credit facility. The Company has received commitment letters relating to the $350 million credit facility from Bankers Trust Company, Goldman Sachs Credit Partners LP and Citicorp USA, Inc.

The depositary for the tender offer is Harris Trust Company of New York (call collect: 212/701-7624) and the information agent is MacKenzie Partners, Inc. (call toll free: 800/322-2885).
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BUILDING ONE SERVICES CORPORATION
________________________________________________________________________
Press Release 99-008
Page 2


Building One Services Corporation is a leader in the facilities services industry and has a corporate goal of becoming a national single-source provider of facilities services. Facility services companies provide many products and services needed for the routine operation and maintenance of a building. Building One currently has annualized revenues of approximately $1.5 billion and has operations in the electrical, mechanical and janitorial segments of the facilities services industry.

This press release and our other public documents contain forward-looking statements. Such statements relate to, among others things, the growth in earnings of the Company and the Company's acquisition program. Any or all of our forward-looking statements in this press release or in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including, without limitation, the following: the risks associated with significant indebtedness that we may incur in our proposed tender offer, the dependence on key personnel of the Company and hourly wage and technical employees; risks related to the Company's consolidation strategy, its ability to complete acquisitions and the continuing consolidation in the industry; the ability to integrate acquisitions; risks related to acquisition financing, including potential dilution; possible significant amortization charges; exposure to downturns in commercial and industrial construction; substantial competition; and other factors affecting the Company's prospects described in the Company's most recent prospectus filed with the Securities and Exchange Commission on March 16, 1999 and in its other public filings.


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